UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2020

Vivint Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36642	45-5605880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Ashton Blvd. Lehi, UT		84043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 404-4129

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VSLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2020, the Board of Directors (the “Board”) of Vivint Solar, Inc. (the “Company”) appointed Ellen S. Smith to serve as a Class III member of the Board in order to fill an existing vacancy, effective March 12, 2020.  As a Class III member of the Board, the term of Ms. Smith’s appointment will expire at the annual meeting of stockholders of the Company to be held in 2020.  The Board also appointed Ms. Smith to serve on the Board’s audit committee (the “Audit Committee”).

Ms. Smith is a senior managing director, corporate finance, power and utilities at FTI Consulting, Inc., a global consultancy firm, which she joined in 2013. Prior to joining FTI Consulting, Inc., Ms. Smith was Executive Vice President and Chief Operations Officer at National Grid, PLC, a multinational power, gas and electricity generation company, from 2009 to 2013. Before that, she worked for Hess Corp, Pratt & Whitney and General Electric Power Systems. Ms. Smith currently serves on the board of directors of Union College, and she previously served on the board of directors of National Grid USA from 2009 to 2013 and Granite Services from 1994 to 1996. Ms. Smith received a Bachelor of Science and a Master of Engineering from Union College. Ms. Smith has specific attributes that qualify her to serve as a member of our board of directors, including her extensive operations and leadership experience in the energy industry.  The Board has determined that Ms. Smith is independent under the rules and regulations of both the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange.

Ms. Smith will receive cash and equity compensation under the Company’s outside director compensation policy, which is described in the section of the Company’s definitive proxy statement on Schedule 14A captioned “Non-Emplyee Director Compensation—Director Compensation Program,” filed with the Securities and Exchange Commission on April 30, 2019.  There are currently no agreements, arrangements or understandings between Ms. Smith and any other person pursuant to which Ms. Smith was appointed to serve as a member of the Board.  There are currently no transactions in which Ms. Smith has an interest requiring disclosure under Item 404(a) of Regulation S-K as promulgated under the Securities Exchange Act of 1934, as amended.

Concurrent with the appointment of Ms. Smith to the Audit Committee, Jay D. Pauley will step down as a member of the Audit Committee. The Audit Committee will consist of Ms. Smith, David D’Alessandro and Joseph Tibbetts, with Mr. Tibbetts serving as chair.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivint Solar, Inc.

Date: March 12, 2020	By:	/s/ Dana Russell
Dana Russell
Chief Financial Officer and Executive Vice President